amalgamatedbank.com Member FDIC Amalgamated Financial Corp. Second Quarter 2023 Earnings Presentation July 27, 2023

2 Safe Harbor Statements INTRODUCTION On March 1, 2021 (the “Effective Date”), Amalgamated Financial Corp. (the “Company”) completed its holding company reorganization and acquired all of the outstanding stock of Amalgamated Bank (the “Bank”). In this presentation, unless the context indicates otherwise, references to “we,” “us,” and “our” refer to the Company and the Bank. However, if the discussion relates to a period before the Effective Date, the terms refer only to the Bank. FORWARD-LOOKING STATEMENTS Statements included in this presentation that are not historical in nature are intended to be, and are hereby identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act, Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified through the use of forward-looking terminology such as “may,” “will,” “anticipate,” “aspire,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “in the future,” “may” and “intend,” as well as other similar words and expressions of the future. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors, any or all of which could cause actual results to differ materially from the results expressed or implied by such forward-looking statements. These forward- looking statements include, but are not limited to, our 2023 Guidance, and statements related to future loss/income (including projected non-interest income) of solar tax equity investments. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, many of which are beyond our control and any or all of which could cause actual results to differ materially from the results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: 1. uncertain conditions in the banking industry and in national, regional and local economies in our core markets, which may have an adverse impact on our business, operations and financial performance; 2. deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses 3. deposit outflows and subsequent declines in liquidity caused by factors that could include lack of confidence in the banking system, a deterioration in market conditions or the financial condition of depositors; 4. changes in our deposits, including an increase in uninsured deposits; 5. unfavorable conditions in the capital markets, which may cause declines in our stock price and the value of our investments; 6. continued fluctuation of the interest rate environment including changes in net interest margin or changes that affect the yield curve on investments; 7. potential deterioration in real estate collateral values 8. changes in legislation, regulation, public policies, or administrative practices impacting the banking industry, including increased regulation and FDIC assessments in the aftermath of the recent bank failures; 9. the outcome of any legal or regulatory proceedings that may be instituted against us 10. our inability to maintain the historical growth rate of our loan portfolio; 11. changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; 12. the impact of competition with other financial institutions,including pricing pressures and the resulting impact on our results, including as a result of compression to net interest margin 13. any matter that would cause us to conclude that there was impairment of any asset, including intangible assets; 14. the risk that the preliminary financial information reported herein and our current preliminary analysis could be different when our review is finalized; 15. increased competition for experienced members of the workforce including executives in the banking industry; 16. a failure in or breach of our operational or security systems or infrastructure, or those of third party vendors or other service providers, including as a result of unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; 17. a downgrade in our credit rating; 18. increased political opposition to Environmental, Social and Governance (“ESG”) practices; 19. recessionary conditions; 20. the ongoing economic effects of the COVID-19 pandemic; 21. physical and transitional risks related to climate change as they impact our business and the businesses that we finance; 22. future repurchase of our shares through our common stock repurchase program. Additional factors which could affect the forward-looking statements can be found in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC’s website at www.sec.gov/. We disclaim any obligation to update or revise any forward-looking statements contained in this presentation, which speak only as of the date hereof, or to update the reasons why actual results could differ from those contained in or implied by such statements, whether as a result of new information, future events or otherwise, except as required by law.

3 Safe Harbor Statements cont. NON-GAAP FINANCIAL MEASURES This presentation refers to certain non-GAAP financial measures including, without limitation, “Core operating revenue,” “Core non-interest expense,” “Core non-interest income,” “Core net income,” “Tangible common equity,” “Average tangible common equity,” “Core return on average assets,” “Core return on average tangible common equity,” and “Core efficiency ratio.” Our management utilizes this information to compare our operating performance for June 30, 2023 versus certain periods in 2023 and 2022 and to prepare internal projections. We believe these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of our operating performance. In addition, because intangible assets such as goodwill and other discrete items unrelated to our core business, which are excluded, vary extensively from company to company, we believe that the presentation of this information allows investors to more easily compare our results to those of other companies. The presentation of non-GAAP financial information, however, is not intended to be considered in isolation or as a substitute for GAAP financial measures. We strongly encourage readers to review the GAAP financial measures included in this release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures in this presentation with other companies’ non-GAAP financial measures having the same or similar names. Reconciliations of non-GAAP financial disclosures to comparable GAAP measures found in this release are set forth in the final pages of this presentation and also may be viewed on our website, amalgamatedbank.com. You should assume that all numbers presented are unaudited unless otherwise noted.

2Q23 Highlights 4 (1) See non-GAAP disclosures on pages 26-27 INCOME STATEMENT BALANCE SHEET CAPITAL Net Income - GAAP $21.6MM Core Net Income(1) $22.0MM Net Interest Income $63.0MM Core Diluted EPS(1) $0.72 Net Interest Margin 3.33% Core Return on Assets(1) 1.13% Core Efficiency(1) 52.31% Deposits, ex Brokered CDs $-20.3MM | -0.3% Loans $53.5MM | +1.3% PACE growth $64.3MM | +6.4% Tier 1 Leverage 7.78% | +28 bps CET 1 12.51% | +20 bps Tangible Book value per share $16.78 | +2.2%

Solar Tax-Equity Investments

OVERVIEW OF SOLAR TAX EQUITY INVESTMENTS

- Metrics excluding the impact of tax credits or accelerated depreciation is a meaningful way to evaluate our performance and are adjusted in accordance with the below chart
  - Immediate realization of tax benefits and subsequent accelerated depreciation of the value of the investment creates volatility in the GAAP and core earnings presentations
  - Steady state income is generally achieved within 4 quarters of initial investment and all investments are net profitable over their lives (generally 5 years)
- We expect more solar tax-equity investments in the future (not shown in forecast below)

ACTUAL AND PROJECTED SOLAR INCOME[(1)(2)(3)]

$ millions



Actual
Forecast
$0.8
-$1.1
$1.2
-$3.8
$0.2
$0.6
$0.6
$0.5
$1.8
$3.2
FY21
FY22
1Q23
2Q23
3Q23
4Q23
FY23
FY24-25
Tax credits (accelerated depreciation) on solar investments
Steady state solar income

(1) Actual 2022 results and projected solar income forecasts have been revised modestly since 4Q 2021
(2) Balances presented are not tax effected
(3) Refer to Reconciliation of Non-GAAP Financial Measures on slides 26-27 for further details on impact to key ratios

5

Ending Deposits + Brokered CDs $69.4 $84.9 $73.3 $130.7 $70.1 2019 2020 2021 2022 June 2023 YTD Trends 6 KEY FINANCIAL TRENDS THROUGH 2Q23 ($ in millions) (1) Compounded Annual Growth Rate (“CAGR”) (2) See solar tax investment slide 5 for components of income exclusions (3) GAAP Pre-tax, pre-provision income was $67.3 million YTD through 2Q 2023, $123.2 million in 2022, $70.4 in 2021, and $86.7 in 2020, the only years impacted by our solar investments (4) Core Pre-Tax Pre-Provision Earnings CAGR is calculated from 2019 - 2022 10.3% CAGR(1) 12.0% CAGR(1) 23.5% CAGR(1)(4) NPA / Total Assets Loans + PACE $4,641 $5,339 $6,356 $6,595 $6,895 $4,641 $5,339 $6,356 $6,521 $6,427 $74 $468 2019 2020 2021 2022 2Q23 1.25% 1.38% 0.77% 0.44% 0.45% 2019 2020 2021 2022 2Q23 $3,703 $3,868 $3,904 $4,973 $5,245 $3,439 $3,447 $3,276 $4,061 $4,184 $264 $421 $627 $912 $1,061 2019 2020 2021 2022 2Q23 >> 5.8% CAGR(1) (Loans) Core Pre-Tax Pre-Provision Earnings(2)(3) excluding the impact of solar tax equity investments 9.7% CAGR(1) (excl. Brokered CD)

Deposit Portfolio 7 2Q23 HIGHLIGHTS • Total deposits decreased $146.7 million or 2.1% in 2Q23 All following metrics exclude Brokered CDs • Deposits decreased $20.3 million compared to 1Q23 primarily related to pension customer timing and client diversification for yield/insurance. ◦ Political deposit growth was $157.7 million, comprising 13.0% of the deposit portfolio ◦ Approximately $98mm of deposits transferred to the bank's treasury investment management • Cost of deposits of 87 basis points, compared to 61 basis points in Q1 as we proactively price to maintain and attract deposits. ◦ Interest bearing deposit cost was 166 basis points in Q2 2023 and 123 basis points in Q1 • Non-interest bearing deposits represented 46.0% of ending deposits in 2Q23, compared to 46.8% in 1Q23 ◦ Reciprocal deposits increased by $438.6 million, or 59.7% in the quarter • Loan/Deposit ratio of 66.16% as of 2Q23 TOTAL DEPOSITS ($ in billions) $7.3 $7.2 $6.6 $7.0 $6.9 $6.7 $6.0 $6.0 $5.9 $5.7 $5.6 $5.5 $0.1 $0.6 $0.5 $0.4 $1.3 $1.2 $0.6 $0.7 $0.8 $0.8 Political Brokered CDs All Other Deposits 2Q22 3Q22 4Q22 1Q23 2Q23 7/21/23 Through July 21, 2023, total deposits excluding Brokered CDs increased by approximately $46 million

Super-Core Deposits

SUPER-CORE DEPOSITS[2] BY IMPACT SEGMENT

($ in billions)

Impact Sector	Total Balance ($M)	% of Total Core Deposits	Weighted Avg. Account Duration (Years)
CML - Labor	$1,577	24%	20
Consumer - Labor	662	10%	22
CML - Social/Philanthropy	497	8%	10
CML - Political	384	6%	7
CML - Climate/Sustainability	132	2%	7
CML - NFP	44	1%	9
CML - Other[1]	254	4%	16
Total	**$3,550**	**54%**	**17**
Other Core Deposits	**$2,990**	**46%**	**2**
Total Core Deposits[3]	**$6,540**		**10**

2Q23 HIGHLIGHTS

- Super-core deposits[2] make up $3.6 billion, or 54% of total core deposits[3]
    - Super-core deposits are minimum 5-years old & concentrated within mission-aligned segments
    - Highly sticky
- Weighted average account life of our super-core deposits is 17 years, compared to 2 years for our other core deposits
- Cash and borrowing potential totals $2.6 billion, or 183% of uninsured non-super-core deposits, with a total borrowings utilization rate of 8% excluding subordinated debt
- Total available liquidity, including cash, unpledged non-PACE securities and borrowing potential totals $3.3 billion or 111% of non-super-core deposits

(1) CML - Other contains but is not limited to: nursing homes, commercial real estate, and non-impact accounts
(2) Super-core deposits are defined as all deposit accounts with a relationship length of over 5 years, excluding brokered certificates of deposit
(3) Core deposits is defined as total deposits excluding all brokered deposits, deposits from deposit listing services, temporary transaction deposits, and certain escrow deposits. We believe the most directly comparable GAAP financial measure is total deposits.

8

Deposit Composition 9 TOTAL CORE DEPOSITS(2) BY IMPACT SEGMENT ($ in billions) $7.38 $7.28 $6.65 $6.55 $6.54 $2.35 $2.27 $2.08 $2.19 $2.00 $1.34 $1.30 $1.41 $1.18 $1.14 $0.95 $0.94 $0.90 $0.86 $0.84 $1.28 $1.15 $0.64 $0.68 $0.84 $0.50 $0.46 $0.60 $0.74 $0.77 $0.58 $0.67 $0.61 $0.52 $0.53 $0.38 $0.48 $0.41 $0.38 $0.42 CML - Labor CML - Social/Philanthropy Consumer - Labor CML - Political CML - NFP CML - Other(1) CML - Climate/Sustainability 2Q22 3Q22 4Q22 1Q23 2Q23 (1) CML - Other contains but is not limited to: nursing homes, commercial real estate, and non-impact accounts (2) Core Deposits is defined as total deposits excluding all brokered deposits, deposits from deposit listing services, temporary transaction deposits, and certain escrow deposits. We believe the most directly comparable GAAP financial measure is total deposits.

$0.2 $0.3 $0.4 $0.5 $0.6 $0.8 $1.1 $1.2 $0.6 $0.7 $0.8 $1.0 $1.0 $1.1 $1.3 $1.2 $0.6 $0.7 $0.8 $0.8 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 7/21/23 10 HISTORICAL TREND ($ in billions) Political Deposits • Although cyclical, political deposit balances overall have shown an upward trend YoY - highs and lows have both grown higher ◦ High deposit points are reflected in the quarter preceding a major election season - orange bars ◦ Low deposit points are reflected in the quarter during a major election - gray bars • Political deposit rebuild in 2023 has been consistent with past results • We expect political deposits to be more rate sensitive in 2023 as deposits build for 2024 presidential election in a protracted high rate environment +15% growth +49% growth +17% growth +11.2mm

Investment Securities $2.2B PACE $1.1B Cash and Other $0.1B Residential $1.4B Multifamily & Commercial Real Estate $1.5B C&I, Consumer and Other $1.4B Interest Earning Assets 11 INTEREST EARNING ASSETS OF $7.6B AS OF JUNE 30, 2023 We maintain a diverse, low risk profile of interest earning assets • No fossil fuel exposure • $227mm of government guaranteed loans • $363mm residential solar loans with strong credit scores • Predominantly NYC properties with low LTV: MF = 55%, CRE = 48% • 99% first lien mortgages • Low LTV = 62% • 82%/18% originated to purchased portfolio $7.6B as of 2Q23 • $794mm agency securities • $1,523mm of non-agency securities • All non-agency MBS/ABS securities are top of the capital structure • $262mm of Commercial PACE and $776mm securities with low LTV • $23mm of AFS PACE securities • Total Pace LTV of 12%

• HTM securities, excluding PACE assessments represent 27% of the total investment portfolio • HTM PACE securities saw $41.4 million of new growth during the quarter, due to: ◦ Residential PACE purchases of $56.6 million ◦ No Commercial PACE purchases this quarter ◦ $15.2 million in principal payments • 100% of PACE portfolio, and 42% of Non-PACE HTM securities are mission-aligned • Allowance for Credit Losses on HTM Securities is $0.7 million in 2Q23, or 0.04% of the total HTM securities portfolio Held-to-Maturity Securities 12 HELD-TO-MATURITY SECURITIES(1) ($ in millions) 2Q23 HIGHLIGHTS $1,376 $1,492 $1,541 $1,619 $1,655 $742 $857 $912 $996 $1,038 $634 $636 $629 $623 $617 4.28% 4.27% 4.43% 5.07% 5.11% 2.59% 3.07% 3.65% 4.08% 4.19% PACE (HTM) Non Pace HTM PACE (HTM) Yield Non-Pace HTM Yield 2Q22 3Q22 4Q22 1Q23 2Q23 (1) Non-PACE held-to-maturity securities shown at amortized cost

Investment Securities 13 SECURITIES – BOOK VALUE(1)(2) ($ millions) (1) Securities book value excludes unrealized Available for Sale (AFS) gain / loss on sale (2) Non-Agency includes corporate bonds (3) MBS/ABS does not include PACE assessments • Investment Securities totaled $3.4 billion book value for 2Q23 • Agency securities made up 23.5% of the total portfolio, down from 24.6% in 1Q23, reflecting PACE assessment growth • PACE assessments are considered non-agency securities, which are non-rated(3) • Total PACE LTV of 12% • 86.2% of all non-agency MBS/ABS securities are AAA rated and 99.9% are A rated or higher(3); 98.5% of CLO’s are AAA-rated ◦ Average subordination for the C&I CLOs was 43.9% • 31% of the total securities portfolio (or 46% of the securities portfolio excluding PACE) has a floating rate of interest 2Q23 HIGHLIGHTS $3,569 $3,579 $3,485 $3,390 $3,378 $1,779 $1,749 $1,686 $1,560 $1,523 $742 $857 $912 $996 $1,061 $1,048 $973 $887 $834 $794 4.28% 4.27% 4.43% 5.07% 5.20% 1.81% 2.40% 2.82% 3.25% 3.16% 2.47% 3.30% 4.19% 4.89% 5.09% Non-Agency PACE Agency PACE Yield Agency Yield Non-Agency Yield 2Q22 3Q22 4Q22 1Q23 2Q23

• Valuation Loss as % of relative portfolio balance ◦ Total $128.1 million | 7.5% ◦ ex-PACE $127.7 million | 7.6% ◦ PACE $0.4 million | 1.8% • Weighted Average Duration (in years) ◦ Total 1.9 ◦ ex-PACE 1.8 ◦ PACE 4.5 $555 $983 $147 Investment Securities Composition AFS Portfolio Composition(1)(2) ($ in millions) HTM Portfolio Composition(1)(2)(3) ($ in millions) $240 $374 $18 Agency Non-Agency Corporates & Other (1) Both AFS and HTM securities balances shown at book value (2) PACE assets not included in AFS or HTM portfolio composition chart (3) In May of 2022, $277.3 million AFS securities were transferred into our Non-Pace HTM securities portfolio to reduce potential mark to market volatility (4) Weighted average duration calculated using market values of securities 2Q23 HIGHLIGHTS • Weighted average duration(4) is 2.4 years for the total securities portfolio, excl. PACE $1,685mm $632mm AFS HTM • Valuation Loss as % of relative portfolio balance ◦ Total $193.2 million | 11.6% ◦ ex-PACE $69.3 million | 11.0% ◦ PACE $124.0 million | 11.9% • Weighted Average Duration (in years) ◦ Total 5.2 ◦ ex-PACE 4.1 ◦ PACE 5.9 14

Loans Held for Investment 15 TOTAL LOANS ($ in millions) $3,648 $3,871 $4,106 $4,198 $4,252 3.82% 4.06% 4.19% 4.40% 4.33% Total Loans, net of deferred costs Loan Yield 2Q22 3Q22 4Q22 1Q23 2Q23 MISSION ALIGNED COMMERCIAL LOANS ($ in millions) $1,095 $362 $954 $456$976 $146 $711 $412 $118 $215 $243 $45 Mission Aligned Loans Non-Impact Loans Multifamily CRE and Land C&I Consumer/Other 19.8% 9.3% 19.5%25.1% 7.6% 11.3% 7.4% Office Office - Owner Occupied Retail Industrial Mixed Use Education Other $1,236 $1,332 $1,372 $1,390 $1,389 $861 $885 $968 $1,063 $1,096 $743 $805 $926 $924 $949$426 $468 $464 $456 $457$334 $338 $335 $327 $333$43 $39 $38 $38 $29 Residential Multifamily C&I Consumer/other CRE Construction and land 2Q22 3Q22 4Q22 1Q23 2Q23 LOAN COMPOSITION ($ in millions) CRE COMPOSITION BY PROPERTY TYPE 37.3% 53.9% 50.6% 40.1% 42.7% 57.8% 40.5% Weighted Avg. LTV

Net Interest Income and Margin 16 NET INTEREST INCOME & MARGIN ($ millions) • Net interest income was $63.0 million, compared to $67.3 million in 1Q23 • 2Q23 NIM at 3.33%; a decrease of 26 basis points compared to 1Q23 • Loan prepayment penalties had no impact on NIM in 2Q23 or 1Q23 2Q23 HIGHLIGHTS $56.5 $67.6 $67.3 $67.3 $63.0 3.01% 3.48% 3.54% 3.59% 3.33% Net Interest Income Net Interest Margin 2Q22 3Q22 4Q22 1Q23 2Q23 (1) The calculated NIM figures here exclude Allowance for Credit Loss from total interest earning assets across all quarters (2) If Allowance for Credit Loss were included in the NIM calculations above (as it was until 1Q2023), net interest margin would be 3.03%, 3.50%, 3.56% and 3.62% for 2Q22, 3Q22, 4Q22, and 1Q23, respectively

Non-Interest Income 17 CORE NON-INTEREST INCOME ex-solar (1) ($ millions) • Our trust business held $40.3 billion in assets under custody and $14.5 billion in assets under management, compared to $39.7 billion and $13.9 billion, respectively, in the preceding quarter; growth was primarily driven by an increase in fair value, and new custody and asset management business. • Trust fee income increased $0.1 million quarter over quarter, primarily due to higher volume • Retail banking fees grew $0.2 million primarily related to higher income from our consumer and treasury investment businesses • Other income increased $0.4 million, primarily related to higher core steady- state income from our solar tax equity investments 2Q23 HIGHLIGHTS (1) Ex-solar is defined as excluding the impact of our non-core solar tax equity investments $8.7 $7.5 $7.3 $7.5 $8.2 $2.4 $0.9 $0.7 $1.1 $1.5 $3.5 $3.9 $3.6 $3.9 $4.0 $2.8 $2.7 $3.0 $2.5 $2.7 Retail banking Trust fee income Core other income ex-solar (1) 2Q22 3Q22 4Q22 1Q23 2Q23

Non-Interest Expense and Efficiency 18 NON-INTEREST EXPENSE ($ millions) • Efficiency ratio of 52.9% for 2Q23 • Core efficiency ratio excluding the impact of our solar tax equity investments of 52.3% for 2Q23(1) • Non-interest expense for 2Q23 was $37.5 million • Non-interest expense for 2Q23 was $1.1 million lower compared to 1Q23, mainly due to decreased compensation and employee benefits and reduced marketing and technology/data processing spend. Offset by increase in FDIC depository insurance and professional fees. 2Q23 HIGHLIGHTS (1) See non-GAAP disclosures on pages 26-27 (2) Ex-solar is defined as excluding the impact of our solar tax equity investments $34.0 $36.3 $35.6 $38.6 $37.2 $34.3 $36.3 $35.6 $38.6 $37.5 52.2% 48.2% 47.6% 51.6% 52.3% 53.9% 50.0% 49.7% 53.3% 52.9% Core NIX NIX Core Eff Ratio ex-solar(2) Eff Ratio 2Q22 3Q22 4Q22 1Q23 2Q23

Credit Quality 19 NPA / TOTAL ASSETS NCO / AVERAGE LOANS(1) (Quarter trend) 2Q23 HIGHLIGHTS • Nonperforming assets were $35.3 million as of 2Q23, compared to $38.7 million in 1Q23 • Net charge-offs of 0.29% in 2Q23 compared to net charge offs of 0.25% in 1Q23 due to a $1.7 million charge-off on a previously reserved for commercial & industrial loan • Criticized and classified loans decreased by $6.4 million, or 6%; Pass rated loans are 98% of loan portfolio (1) Annualized CRITICIZED AND CLASSIFIED LOANS ($ millions) 0.82% 0.69% 0.44% 0.49% 0.45% 2Q22 3Q22 4Q22 1Q23 2Q23 0.15% 0.11% 0.29% 0.25% 0.29% Solar Residential Commercial 2Q22 3Q22 4Q22 1Q23 2Q23 $136 $113 $107 $110 $104 2Q22 3Q22 4Q22 1Q23 2Q23

1.08% 1.09% 1.10% 1.61% 1.59% 2Q22 3Q22 4Q22 1Q23 2Q23 Allowance for Credit Losses on Loans 20 ALLOWANCE FOR CREDIT LOSSES ON LOANS / TOTAL LOANS ALLOWANCE WATERFALL ($ millions) $67.3 $0.5 $1.1 $(1.7) $0.3 $(0.01) $67.4 3/31/2023 Loan Balances Specific Reserves Charge Offs Quantitative Qualitative Factors 6/30/232 CECL Adoption • The allowance for credit losses on loans remained relatively flat, having increased by $0.1 million compared to prior quarter. 2Q23 HIGHLIGHTS

Returns 21 (1) Refer to Reconciliation of Non-GAAP Financial Measures on slides 26-27 for further details (2) ROAE was 15.2%, 17.8%, 19.9%, 17.2% and 16.5% for 2Q22, 3Q22, 4Q22, 1Q23 and 2Q23, respectively (3) ROATCE was 15.7%, 18.4%, 20.6%, 17.8% and 17.0% for 2Q22, 3Q22, 4Q22, 1Q23 and 2Q23, respectively (4) Ex-solar is defined as excluding the impact of our solar tax equity investments Core ROAE & Core ROATCE ex-solar (1)(2)(3)(4) 16.2% 19.2% 21.8% 18.6% 16.8%16.8% 19.9% 22.6% 19.2% 17.3% Core ROAE ex-solar Core ROATCE ex-solar 2Q22 3Q22 4Q22 1Q23 2Q23

Capital 22 TIER 1 LEVERAGE RATIO COMMON EQUITY TIER 1 RATIO • Regulatory capital ratios remained strong ◦ Tier 1 leverage ratio of 7.78% as of 2Q23 ◦ Bank tier 1 leverage ratio of 8.65% as of Q2 2023 ◦ Common Equity Tier 1 Capital of 12.51% • Tier 1 leverage ratio was 28 basis points higher than the prior quarter, primarily driven by retained earnings impact of day 1 CECL adoption in Q1, and current year earnings 2Q23 HIGHLIGHTS 7.08% 7.16% 7.52% 7.50% 7.78%7.28% 7.27% 7.52% 7.50% 7.80% Tier 1 Leverage Leverage Ratio ex-Excess Liquidity(1) 2Q22 3Q22 4Q22 1Q23 2Q23 11.75% 11.91% 12.31% 12.23% 12.51% 2Q22 3Q22 4Q22 1Q23 2Q23 (1) Excess liquidity is defined as cash in excess of $100.0 million

Tangible Book Value $503 $22 $(3) $(2) $1 $(8) $513 $16.42 $17.13 $17.03 $16.96 $17.04 $17.04 $16.78 $16.78 3/31/23 Earnings Dividends @ $.10/ share Buybacks - Equity impact Buybacks - Share count Other(1) AFS Mark 6/30/23 TANGIBLE COMMON EQUITY & TANGIBLE BOOK VALUE ($ millions) 2Q23 SUMMARY • TBV increase of 2.2% primarily driven by: ◦ $21.6 million in net income ◦ Offset by a $7.9 million decrease from the previous quarter in the tax-effected AFS mark-to-market adjustment • Share repurchase activity accretive to TBV by one cent in the quarter • Total Common Equity Ratio was 6.8% • Dividend Payout Ratio was 14.3% 23 (1) Other includes the effect of stock issuance

2023 Guidance 24 2023 FINANCIAL OUTLOOK - UNCHANGED FROM Q1 2023 • Core pre-tax, pre-provision earnings(1) of: ◦ $133 - $140 million - includes effect of forward rate curve and deposit migration to interest bearing through 2023 • Net Interest Income of: ◦ $248 - $255 million - includes effect of forward rate curve and deposit migration to interest bearing through 2023 • Neutral balance sheet ◦ Loan portfolio optimization and securities mix-shift to loans ◦ Paydown of borrowings via deposit inflows ◦ Focus on capital ratio 2023 INITIATIVES • Deposit gathering and retention • Digital modernization across commercial and consumer segments • Grow sustainability and mission-aligned commercial real-estate lending • Credit quality performance (1) Defined as core pre-tax pre-provision earnings excluding the tax credits and accelerated depreciation of our solar equity investments

Appendix

Reconciliation of Non-GAAP Financials

(in thousands)	As of and for the Three Months Ended June 30, 2023	As of and for the Three Months Ended March 31, 2023	As of and for the Three Months Ended June 30, 2022	As of and for the Six Months Ended June 30, 2023	As of and for the Six Months Ended June 30, 2022
Core operating revenue					
Net Interest income (GAAP)	$ 62,985	$ 67,280	$ 56,498	$ 130,264	$ 104,866
Non-interest income	7,944	5,208	7,246	13,150	14,668
Less: Securities (gain) loss	267	3,086	582	3,353	420
Less: Subdebt repurchase gain	—	(780)	—	(780)	—
Core operating revenue (non-GAAP)	71,196	74,794	64,326	145,987	119,954
Add: Tax (credits) depreciation on solar investments	—	—	862	—	798
Core operating revenue excluding solar tax impact (non-GAAP)	$ 71,196	$ 74,794	$ 65,188	$ 145,987	$ 120,752
Core non-interest expense					
Non-interest expense (GAAP)	$ 37,529	$ 38,627	$ 34,347	$ 76,156	$ 68,743
Less: Other one-time expenses [1]	(285)	—	(316)	(285)	(739)
Core non-interest expense (non-GAAP)	$ 37,244	$ 38,627	$ 34,031	$ 75,871	$ 68,004
Core net income					
Net Income (GAAP)	$ 21,642	$ 21,338	$ 19,613	$ 42,977	$ 33,778
Less: Securities (gain) loss	267	3,086	582	3,353	420
Less: Subdebt repurchase gain	—	(780)	—	(780)	—
Add: Other one-time expenses	285	—	316	285	739
Less: Tax on notable items	(147)	(604)	(233)	(753)	(300)
Core net income (non-GAAP)	22,047	23,040	20,278	45,082	34,637
Add: Tax (credits) depreciation on solar investments	—	—	862	—	798
Add: Tax effect of solar income	—	—	(224)	—	(207)
Core net income excluding solar tax impact (non-GAAP)	$ 22,047	$ 23,040	$ 20,916	$ 45,082	$ 35,228

(1) Severance expense for positions eliminated plus, for 2022, expenses related to the termination of the merger agreement with Amalgamated Bank of Chicago

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Reconciliation of Non-GAAP Financials

	As of and for the Three Months Ended			As of and for the Six Months Ended	
(in thousands)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Tangible common equity					
Stockholders' equity (GAAP)	$ 528,614	$ 519,158	$ 498,041	$ 528,614	$ 498,041
Less: Minority interest	(133)	(133)	(133)	(133)	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(2,661)	(2,883)	(3,628)	(2,661)	(3,628)
Tangible common equity (non-GAAP)	$ 512,884	$ 503,206	$ 481,344	$ 512,884	$ 481,344
Average tangible common equity					
Average stockholders' equity (GAAP)	$ 527,599	$ 502,485	$ 517,430	$ 515,111	$ 538,792
Less: Minority interest	(133)	(133)	(133)	(133)	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(2,769)	(2,991)	(3,755)	(2,879)	(3,886)
Average tangible common equity (non-GAAP)	$ 511,761	$ 486,425	$ 500,606	$ 499,163	$ 521,837
Core return on average assets					
Core net income (non-GAAP)	$ 22,047	$ 23,040	$ 20,278	$ 45,082	$ 34,637
Denominator: Total average assets	7,796,266	7,821,851	7,760,294	7,808,988	7,577,547
Core return on average assets (non-GAAP)	1.13%	1.19%	1.05%	1.16%	0.92%
Core return on average assets excluding solar tax impact (non-GAAP)[1]	1.13%	1.19%	1.08%	1.16%	0.94%
Core return on average tangible common equity					
Core net income (non-GAAP)	$ 22,047	$ 23,040	$ 20,278	$ 45,082	$ 34,637
Denominator: Average tangible common equity	511,761	486,425	500,606	499,163	521,837
Core return on average tangible common equity (non-GAAP)	17.28%	19.21%	16.25%	18.21%	13.38%
Core return on average tangible common equity excluding solar tax impact (non-GAAP)[1]	17.28%	19.21%	16.76%	18.21%	13.61%
Core efficiency ratio					
Numerator: Core non-interest expense (non-GAAP)	$ 37,244	$ 38,627	$ 34,031	$ 75,871	$ 68,004
Core operating revenue (non-GAAP)	71,196	74,794	64,326	145,987	119,954
Core efficiency ratio (non-GAAP)	52.31%	51.64%	52.90%	51.97%	56.69%
Core efficiency ratio excluding solar tax impact (non-GAAP)[1]	52.31%	51.64%	52.20%	51.97%	56.32%

(1) Calculated using core net income excluding solar tax impact (Non-GAAP) in the numerator, as detailed on page 26

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